UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 5, 2007

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Loral Skynet Corporation ("Loral Skynet"), a subsidiary of Loral Space & Communications Inc. ("Loral"), has initiated the redemption of all of its outstanding 14% Senior Secured Cash/PIK Notes due 2015 (the "Notes"). The redemption date will be September 5, 2007, and the redemption price will be equal to 110% of the principal amount of the Notes, plus accrued and unpaid interest up to, but not including, the redemption date. The aggregate outstanding principal amount of the Notes is $126,000,000.

Redemption of the Notes is pursuant to the Indenture, dated as of November 21, 2005, between the Company and The Bank of New York, as Trustee. Pursuant to the terms of the Indenture, the redemption will occur unless holders of at least two-thirds of the principal amount of the Notes have objected to the redemption within 20 business days following the date the redemption notice is sent to them by the trustee.

The redemption is in connection with the previously announced transaction whereby a joint venture company formed by Loral and its partner, Public Sector Pension Investment Board, will acquire 100 percent of the stock of Telesat Canada from BCE, Inc. and the related transfer by Loral of its Loral Skynet business to the joint venture company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

June 6, 2007	By:	Avi Katz

Name: Avi Katz
Title: Vice President and General Counsel